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                                                                    EXHIBIT 23.6


                       RESOURCE DATA INTERNATIONAL, INC.

         We hereby consent to (i) the references to our name and (ii) the use of the information attributable to us, both of which are included in the prospectus (the "Prospectus") of Pen Holdings, Inc. (the "Company") and the Guarantors (as defined in the Prospectus) for the registration of the $100,000,000 of the Company's 9-7/8 Series B Senior Notes due 2008 and the Guarantees (as defined in the Prospectus). The Prospectus is part of the registration statement to which this consent is an exhibit.

         We hereby further consent to the inclusion of (i) any reference to our name and (ii) to the use of information attributable to us, or excerpts thereof, in any amendment to the registration statement or any supplement to the Prospectus or any other filing made by the Company or the Guarantors with the Securities and Exchange Commission.

RESOURCE DATA INTERNATIONAL, INC.


By: /s/  LYNN K. KENDALL
    ----------------------
    Name:  Lynn K. Kendall
    Title: Vice President
    Date:  October 13, 1998